Exhibit 12.1

                                SUNAMERICA INC.

COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES & PREFERRED STOCK
                                   DIVIDENDS
  (EXCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS &
                                TRUST DEPOSITS)

                                                                Years ended September 30,
                                                1990               1991           1992           1993           1994
                                     ---------------    ---------------    -----------    -----------    -----------
                                                              (In thousands, except ratios)
Earnings:
Pretax income                              $  60,867          $  73,381      $ 111,091        184,011      $ 240,001
                                     ---------------    ---------------    -----------    -----------    -----------
Add:
   Interest incurred on:

    Senior indebtedness                       31,436             33,072         33,224         36,246         50,292
    Subordinated notes                        13,003             10,473          3,941             --             --
                                     ---------------    ---------------    -----------    -----------    -----------
    Total interest
      incurred                                44,439             43,545         37,165         36,246         50,292
                                     ---------------    ---------------    -----------    -----------    -----------
Total earnings                             $ 105,306          $ 116,926      $ 148,256      $ 220,257      $ 290,293
                                     ===============    ===============    ===========    ===========    ===========

Combined Fixed Charges and Preferred Stock Dividends:
Interest incurred on:

   Senior indebtedness                     $  31,436          $  33,072      $  33,224      $  36,246      $  50,292
   Subordinated notes                         13,003             10,473          3,941             --             --
                                     ---------------    ---------------    -----------    -----------    -----------
   Total interest
    incurred                                  44,439             43,545         37,165         36,246         50,292
Tax equivalent basis of
   preferred stock
   dividends                                   8,362              8,369         17,733         42,675         54,528
                                     ---------------    ---------------    -----------    -----------    -----------
Total combined fixed
   charges and preferred
   stock dividends                         $  52,801          $  51,914      $  54,898      $  78,921      $ 104,820
                                     ===============    ===============    ===========    ===========    ===========
Ratio of earnings to combined
   fixed charges and preferred
   stock dividends (excluding
   interest incurred on fixed
   annuities, guaranteed
   investment contracts and
   trust deposits)                               2.0                2.3            2.7            2.8            2.8
                                     ===============    ===============    ===========    ===========    ===========


                           EXHIBIT 12.1 (CONTINUED)

                                SUNAMERICA INC.

COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES & PREFERRED STOCK
                                   DIVIDENDS
  (INCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS &
                                TRUST DEPOSITS)

                                                                    Years ended September 30,
                                                    1990              1991           1992           1993           1994
                                          --------------    --------------    -----------    -----------    -----------
                                                                  (In thousands, except ratios)
Earnings:
Pretax income                                  $  60,867         $  73,381      $ 111,091      $ 184,011      $ 240,001
                                          --------------    --------------    -----------    -----------    -----------
Add:
   Interest incurred on:

     Fixed annuity contracts                     403,775           411,084        362,094        308,910        254,464
     Guaranteed investment
       contracts                                  87,280           124,381        140,114        136,984        150,424
     Trust deposits                                2,909                --          4,256          8,438          8,516
     Senior indebtedness                          31,436            33,072         33,224         36,246         50,292
     Subordinated notes                           13,003            10,473          3,941             --             --
                                          --------------    --------------    -----------    -----------    -----------
     Total interest
       incurred                                  538,403           579,010        543,629        490,578        463,696
                                          --------------    --------------    -----------    -----------    -----------
Total earnings                                 $ 599,270         $ 652,391      $ 654,720      $ 674,589      $ 703,697
                                          ==============    ==============    ===========    ===========    ===========

Combined Fixed Charges and Preferred Stock Dividends:
Interest incurred on:

   Fixed annuity contracts                     $ 403,775         $ 411,084      $ 362,094      $ 308,910      $ 254,464
   Guaranteed investment
     contracts                                    87,280           124,381        140,114        136,984        150,424
   Trust deposits                                  2,909                --          4,256          8,438          8,516
   Senior indebtedness                            31,436            33,072         33,224         36,246         50,292
   Subordinated notes                             13,003            10,473          3,941             --             --
                                          --------------    --------------    -----------    -----------    -----------
   Total interest
   incurred                                      538,403           579,010        543,629        490,578        463,696
Tax equivalent basis
   of preferred stock
   dividends                                       8,362             8,369         17,733         42,675         54,528
                                          --------------    --------------    -----------    -----------    -----------
Total combined fixed
   charges and preferred
   stock dividends                             $ 546,765         $ 587,379      $ 561,362      $ 533,253      $ 518,224
                                          ==============    ==============    ===========    ===========    ===========
Ratio of earnings to combined
   fixed charges and preferred stock
   dividends (including interest
   incurred on fixed annuities,
   guaranteed investment contracts
   and trust deposits)                               1.1               1.1            1.2            1.3            1.4
                                          ==============    ==============    ===========    ===========    ===========



                           EXHIBIT 12.1 (CONTINUED)

                                SUNAMERICA INC.

              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
  (EXCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS &
                                TRUST DEPOSITS)

                                                                  Years ended September 30,
                                                 1990           1991            1992            1993            1994
                                          -----------    -----------    ------------    ------------    ------------
                                                                (In thousands, except ratios)
Earnings:
Pretax income                               $  60,867      $  73,381       $ 111,091       $ 184,011       $ 240,001
                                          -----------    -----------    ------------    ------------    ------------
Add:
   Interest incurred on:

    Senior indebtedness                        31,436         33,072          33,224          36,246          50,292
    Subordinated notes                         13,003         10,473           3,941              --              --
                                          -----------    -----------    ------------    ------------    ------------
    Total interest
      incurred                                 44,439         43,545          37,165          36,246          50,292
                                          -----------    -----------    ------------    ------------    ------------
Total earnings                              $ 105,306      $ 116,926      $  148,256      $  220,257      $  290,293
                                          ===========    ===========    ============    ============    ============

Fixed Charges:
Interest incurred on:

   Senior indebtedness                      $  31,436      $  33,072       $  33,224       $  36,246       $  50,292
   Subordinated notes                          13,003         10,473           3,941              --              --
                                          -----------    -----------    ------------    ------------    ------------
Total fixed charges                         $  44,439      $  43,545       $  37,165       $  36,246      $   50,292
                                          ===========    ===========    ============    ============    ============
Ratio of earnings to fixed charges
   (excluding interest incurred
   on fixed annuities, guaranteed
   investment contracts and
   trust deposits)                                2.4            2.7             4.0             6.1             5.8
                                          ===========    ===========    ============    ============    ============


                           EXHIBIT 12.1 (CONTINUED)

                                SUNAMERICA INC.

              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
  (INCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS &
                                TRUST DEPOSITS)

                                                                 Years ended September 30,
                                                1990            1991            1992           1993            1994
                                        ------------    ------------    ------------    -----------    ------------
                                                               (In thousands, except ratios)
Earnings:
Pretax income                              $  60,867       $  73,381       $ 111,091      $ 184,011       $ 240,001
                                        ------------    ------------    ------------    -----------    ------------
Add:
   Interest incurred on:

     Fixed annuity contracts                 403,775         411,084         362,094        308,910         254,464
     Guaranteed investment
       contracts                              87,280         124,381         140,114        136,984         150,424
     Trust deposits                            2,909              --           4,256          8,438           8,516
     Senior indebtedness                      31,436          33,072          33,224         36,246          50,292
     Subordinated notes                       13,003          10,473           3,941             --              --
                                        ------------    ------------    ------------    -----------    ------------
     Total interest
       incurred                              538,403         579,010         543,629        490,578         463,696
                                        ------------    ------------    ------------    -----------    ------------
Total earnings                            $  599,270      $  652,391      $  654,720      $ 674,589       $ 703,697
                                        ============    ============    ============    ===========    ============
Fixed Charges:
Interest incurred on:

   Fixed annuity contracts                 $ 403,775       $ 411,084       $ 362,094      $ 308,910       $ 254,464
   Guaranteed investment
     contracts                                87,280         124,381         140,114        136,984         150,424
   Trust deposits                              2,909              --           4,256          8,438           8,516
   Senior indebtedness                        31,436          33,072          33,224         36,246          50,292
   Subordinated notes                         13,003          10,473           3,941             --              --
                                        ------------    ------------    ------------    -----------    ------------
Total fixed charges                        $ 538,403      $  579,010      $  543,629      $ 490,578      $  463,696
                                        ============    ============    ============    ===========    ============
Ratio of earnings to fixed
   charges (including interest
   incurred on fixed annuities,
   guaranteed investment contracts
   and trust deposits)                           1.1             1.1             1.2            1.4             1.5
                                        ============    ============    ============    ===========    ============